EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We  consent  to the  incorporation  by  reference  in the  Registration
Statement on Form S-8 No.  333-          pertaining  to the SanDisk  Corporation
                               ---------
1995 Stock Option Plan, 1995 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan, of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of SanDisk corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities Exchange Commission.

                                                     ERNST & YOUNG LLP


San Jose, California
July 15, 1999





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